Exhibit (c)(xiv)

Highly Confidential Project JetSpeed Indications of Value August 2025 This presentation is summary in nature and nothing in this presentation should be considered an opinion or valuation

Highly Confidential Metrics Unaffect (June 11) Initial Offer (June 12) Current Trading (Aug 21) Revised Offer Share Price (US$) $2.96 $3.40 $3.82 $4.25 % Change From Unaffected Price 15% 29% 44% % Change From Initial Offer - 12% 25% Basic Shares 278 278 278 278 Dilution 18 18 18 18 F.D. Shares 296 296 297 297 Non-Tango Equity Value (Basic) $354 $407 $457 $508 Non-Tango Equity Value (Fully Diluted) $407 $468 $526 $586 Total Equity Value (Fully Diluted) $877 $1,008 $1,133 $1,261 (+) Debt $1,280 $1,280 $1,280 $1,280 (+) Interco Payable $271 $271 $271 $271 (+) WillowTree Provision $134 $134 $134 $134 (+) Tax Adjustments ($5) ($5) ($5) ($5) (-) Cash ($151) ($151) ($151) ($151) Enterprise Value $2,406 $2,537 $2,662 $2,790 Unaffected Premiums 30 Day VWAP $2.77 7% 23% 38% 53% 90 Day VWAP $2.91 2% 17% 31% 46% 180 Day VWAP $3.38 (12%) 1% 13% 26% 52 Week High $6.76 (56%) (50%) (43%) (37%) 52 Week Low $2.20 35% 55% 74% 93% Consensus Target Price $3.81 (22%) (11%) 0% 12% Implied EV / EBITDA Lease and SBC Adj. EBITDA: LTM $326 7.4x 7.8x 8.2x 8.6x Tango Case 2025E $312 7.7x 8.1x 8.5x 9.0x Transaction Summary Note: Figures in US$mm and share prices in US$ unless otherwise noted. Market data as of 21-Aug-25 and unaffected data as of 11-Jun-25. 1. Balance sheet tax adjustment per discussion with Tango. 2. Lease and SBC Adj. EBITDA includes lease cost and excludes share-based compensation. (2) US$millions, except per share values in US$ (1) 1

Highly Confidential Indications of Value Source: Company Filings, Factset, LSEG, Bloomberg and Broker Research. 1. Potential stock consideration treated as cash equivalent. Valuation Methodology Reference Price Per Share Assumptions Selected Trading Comps: • 5.0x – 9.0x CY25E Lease and SBC Adj. EBITDA of $312mm per Tango Case Selected Precedent Transactions: • 6.0x – 10.0x CY25E Lease and SBC Adj. EBITDA of $312mm per Tango Case Discounted Cash Flow: • 6.0x – 8.0x LTM terminal EBITDA multiple • 8.0% - 10.0% WACC • PubCo savings of $15mm per year Unaffected Analyst Target Price: • Based on 11 estimates, consensus of $3.81 US$millions, except per share values in US$ 2 Per Share Prem. / (D) Midpoint to Unaffect. Comparable Companies CY2025E EBITDA $2.20 (97%) - 45% Precedent Transactions CY2025E EBITDA $3.25 (61%) - 80% Discounted Cash Flow No PubCo Savings $3.50 (24%) - 64% 100% PubCo Savings $3.82 (15%) - 77% Other Benchmarks Unaffected Analyst Target Price n/a 1% - 103% Unaffected 52W Trading Range n/a (26%) - 128% Tango Case $0.10 $1.15 $2.24 $2.52 $3.00 $2.20 $4.30 $5.34 $4.87 $5.23 $6.00 $6.76 Unaffected Price (Jun 11): $2.96 Revised Offer: $4.25(1) Current Trading (Aug 21): $3.82

Highly Confidential Bridge of Midpoint DCF Values DCF Value Bridge US$millions, except per share values in US$ 3 7.8x 7.8x +0.1x 8.2x +0.4x 8.2x 8.5x +0.3x 8.5x Implied EV / CY25E Lease and SBC Adj. EBITDA: $3.50 $3.82 $3.00 +$0.08 +$0.43 +$0.32 Special Committee Standalone Case Tax Savings Tango Growth & Margin Tango Case (Before PubCo Savings) PubCo Savings Tango Case (100% PubCo Savings) $4.29 $1.81 +$0.08 +$0.07 +$0.50 +$0.36 $4.87 $2.24 +$0.36 +$0.28 $5.23 $2.52 DCF High / Low Values:

Highly Confidential 2025E Revenue Mix 2025E Forecast Sensitized Base Assumption Sensitivity Increment DCF Midpoint per Share Tango Case (100% PubCo Savings) $3.82 ($2.52 - $5.23) Tango CX Revenue Growth(1) 14% 9.9% (24A – 25E) -3.5% (25E – 30E CAGR) +/- 1.0% External CX Revenue Growth(1) 33% -5.3% (24A – 25E) -1.9% (25E – 30E CAGR) +/- 1.0% Tango Non-CX Revenue Growth(1) 12% 14.2% (24A – 25E) 3.0% (25E – 30E CAGR) +/- 1.0% External Non-CX Revenue Growth(1) 41% 10.0% (24A – 25E) 13.5% (25E – 30E CAGR) +/- 1.0% EBITDA Margin % (excl. Lease & SBC Cost) n/a 14.9% (25E) 15.0% (26E – 30E Avg.) +/- 0.25% Annual Pre-Tax Cost Savings n/a n/a $15mm +/- $10mm WACC n/a n/a 9.0% (8.0% - 10.0%) -/+ 0.50% LTM Terminal EBITDA Multiple n/a n/a 7.0x (6.0x – 8.0x) +/- 0.25x DCF Sensitivities US$millions, except per share values in US$ 4 1. Assumes constant EBITDA Margin % (excl. Lease & SBC Cost). ($0.05) ($0.12) ($0.05) ($0.25) ($0.20) ($0.21) ($0.19) ($0.24) $0.05 $0.12 $0.05 $0.26 $0.20 $0.21 $0.20 $0.24

Appendix: Supplementary Value Materials

Highly Confidential $0 $5 $10 $15 $20 $25 $30 $35 $40 Feb-2021 Aug-2021 Feb-2022 Aug-2022 Feb-2023 Aug-2023 Feb-2024 Aug-2024 Feb-2025 Aug-2025 JetSpeed Share Price Over Time Source: Company filings, LSEG. Note: All figures in US$. Market data as of 21-Aug-2025. 1. As of unaffected date (11-Jun-2025). Share Price Since JetSpeed IPO Quarterly earnings releases M&A activity Notable events IPO: $25.00 9-Feb-2024: FY2023 earnings released. Gopi Chande replaced Vanessa Kanu as CFO 2-Aug-2024: Q2 2024 earnings released and announced retirement of CEO Jeff Puritt. FY2024 guidance reduced, with revenue target lowered by 6%, EBITDA target lowered by 25% 27-Oct-2022: JetSpeed announced acquisition of WillowTree (~US$1.2bn EV) 4-Jan-2023: JetSpeed closed WillowTree acquisition 06-Jul-2021: JetSpeed announced acquisition of Playment 28-Sept-2021: JetSpeed closed US$563mm secondary offering (priced 24-Sept-2021) 13-Jul-2023: JetSpeed reduced guidance; FY2023 revenue target lowered by 10%, EBITDA target lowered by 18% 12-Jun-2025: Tango submitted non-binding offer to privatize JetSpeed, at a ~15% premium to prior day close 29-June-2022: Tango acquired 3mm JetSpeed shares from EQT at US$22/share 16-May-2023: Tango acquired 2.5mm JetSpeed shares from EQT at US$16.90/share Since initial offer, daily closing prices have ranged from $3.58 to $4.10 1M 3M 6M YTD 1Y 9% 4% (26%) (24%) (49%) Unaffected Share Price Performance (as of June 11) 30D VWAP YTD Average LTM Average 3Y Average 52W High 52W Low Unaffected Share Price (as of 11-Jun-2025) $2.77 $3.02 $3.73 $11.81 $6.76 $2.20 % Premium (Discount) of Revised Offer (US$4.25) to Share Price 53% 41% 14% (64%) (37%) 93% 52W High(1): $6.76 52W Low(1): $2.20 Initial Offer: $3.40 Revised Offer: $4.25 Current: $3.82 5

Highly Confidential 6 Unaffected Broker Price Target Summary Source: LSEG, Equity Research. Note: All figures in US$. Market data as of 11-Jun-2025. Excludes analysts who do not publish a price target (JP Morgan, William Blair, Guggenheim). 1. Equivalent to C$4.50. Share Price Targets Price Target History Price Target and Valuation Methodology by Analyst Broker Date Price Target Recommendation Valuation Methodology 1 Morgan Stanley 12-May-2025 $3.49 Hold 4.0x 2026E EPS 2 Desjardins 12-May-2025 $3.21(1) Hold DCF and NAV (5.25x 2026E EBITDA) 3 Stifel 11-May-2025 $4.00 Buy DCF (implies 5.5x 2026E EBITDA) 4 National Bank 9-May-2025 $3.50 Buy DCF (implies 5.8x 2025E EBITDA) 5 Canaccord Genuity 9-May-2025 $6.00 Buy 6.5x 2026E EBITDA 6 RBC 9-May-2025 $5.00 Hold 6.25x 2026E EBITDA 7 CIBC 9-May-2025 $4.50 Hold 6.0x 2026E EBITDA 8 Scotiabank 9-May-2025 $3.00 Hold 6.5x NTM EBITDA 9 Barclays 9-May-2025 $3.00 Hold 5.0x 2026E EBITDA and DCF (WACC @10.0%, PGR @ 1.0%) 10 Bank of America 9-May-2025 $3.20 Sell 6.0x 2026E EPS and DCF (WACC @14.0%, PGR @1.0%) 11 BMO 9-May-2025 $3.00 Hold 7.0x 2026E FCF Average $3.81 $3.00 $3.49 $3.81 $6.00 $0 $2 $4 $6 $8 Low Median Mean High $3.81 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 0% 20% 40% 60% 80% 100% Jun-2024 Sep-2024 Dec-2024 Mar-2025 Jun-2025 Buy Hold Sell Mean Target Price

Highly Confidential

Select Comparable Public Companies Analysis

Figures in US$bn	Market Data		Value Metrics			Operational Metrics						
	Market	Enterprise	EV / EBITDA (Lease and SBC Adj.)			Revenue Growth			EBITDA Margin (Lease and SBC Adj.)			CX
	Cap	Value	CY24A	CY25E	CY26E	CY24A	CY25E	CY26E	CY24A	CY25E	CY26E	% Revenue
Core CX Services												
Teleperformance	$5.2	$9.5	4.6x	4.7x	4.6x	1%[1]	1%	2%	17%	17%	17%	69%
Concentrix	$3.3	$7.9	5.1x	5.1x	4.9x	1%[2]	2%	3%	16%	16%	16%	n.a.
TTEC	$0.2	$1.0	5.0x	4.5x	4.4x	(10%)	(5%)	0%	9%	11%	11%	79%
IBEX	$0.4	$0.4	6.2x	5.7x	n.a.	2%	6%	n.a.	13%	13%	n.a.	78%
Other Comps												
Genpact	$8.0	$8.7	9.8x	9.4x	8.6x	6%	5%	7%	19%	18%	19%	n.a.
EPAM Systems	$9.6	$8.6	9.8x	9.7x	8.9x	0%[3]	8%	7%	17%	16%	17%	0%
Globant	$3.1	$3.6	7.3x	7.7x	7.4x	15%	2%	3%	20%	19%	19%	0%
Endava	$0.8	$0.9	7.3x	6.7x	6.0x	(1%)	2%	2%	12%	13%	14%	0%
Min			**4.6x**	**4.5x**	**4.4x**	**(10%)**	**(5%)**	**0%**	**9%**	**11%**	**11%**	**nmf**
Mean			**6.9x**	**6.7x**	**6.4x**	**2%**	**3%**	**4%**	**16%**	**15%**	**16%**	**nmf**
Median			**6.7x**	**6.2x**	**6.0x**	**1%**	**2%**	**3%**	**17%**	**16%**	**17%**	**nmf**
Max			**9.8x**	**9.7x**	**8.9x**	**15%**	**8%**	**7%**	**20%**	**19%**	**19%**	**nmf**
JetSpeed (Tango Case)[4]	**$0.9**	**$2.4**	**5.7x**	**7.7x**	**7.5x**	**(2%)**	**5%**	**5%**	**16%**	**11%**	**11%**	**50%**
Reference												
WNS (Unaffected)	$2.9	$2.9	10.4x	9.8x	8.8x	1%	3%	8%	21%	22%	22%	20%
TaskUs (Unaffected)	$1.4	$1.4	6.8x	6.1x	5.4x	8%	12%	9%	21%	21%	22%	61%

Reference Valuation (US$millions, except per share values in US$)

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
CY25E Lease and SBC Adj. EBITDA (Tango Case)	$312	5.0x - 9.0x	$1,559 - $2,805	$29 - $1,276	$0.10 - $4.30

Source: Company filings, LSEG. Note: All figures in US$, excludes share-based compensation, and shown on a pre-IFRS 16 basis. Market data as of 21-Aug-2025.

1. 2023 revenue is pro forma for Majorel acquisition. 2. 2023 revenue is pro forma for Webhelp acquisition. 3. 2023 and 2024 revenue is pro forma NEORIS acquisitions. 4. Unaffected JetSpeed share price (US$2.96).

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BARCLAYS

Highly Confidential Announcement Date 09-May-25 01-Mar-24 Acquiror Blackstone and Co-Founders Laurent Junique (Founder & CEO) EV (US$bn) $1.6bn $0.7bn EV / NFY EBITDA (Pre-IFRS 16, Excl. SBC) 6.7x 8.1x Premium to 1D Unaff. / 30D VWAP / 52W High 15% / 26% / (13%) 48% / 52% / (51%) Revenue Revenue by Service Line Adj. EBITDA and Margin (Pre-IFRS 16, Excl. SBC) Simple FCF Conversion %(3) $210 $243 $280 2024 2025E 2026E Recent Precedent CX Sector Take-Privates (1%) (3%) 3% Y-o-Y Growth: CXM Trust & Safety Data Solutions Digital IT TDO EBITDA Margin: JetSpeed 75% 60% 65% 92% 82% 74% (2) 8% 16% 16% 16% 11% 11% 21% 21% 21% (1) (2) Source: Company filings, LSEG. Note: All figures in US$mm and shown on a pre-IFRS 16. 1. JetSpeed figures as per Tango Case. Revenue by service line for 2024A. 2. Forecasted financials as per publicly disclosed management forecast. 3. Simple FCF is calculated as Adjusted EBITDA (excl. stock-based compensation) less capex. $2,003 $2,056 $2,177 2024 2025E 2026E (7%) 3% 6% Tango External Customer 8 $995 $1,153 $1,333 2024 2025E 2026E $488 $471 $485 2023 2024E 2025E $110 $86 $93 2023 2024E 2025E 81% 74% 81% 60% 12% 27% 61% 25% 14% 23% 18% 19% 50% 14% 15% 5% 16% $655 $733 $744 2024 2025E 2026E 17% 12% 2% $424 $312 $320 2024 2025E 2026E

Highly Confidential

Selected Comparable Transactions Analysis

Figures in US$bn

				Value Metrics		Operational Metrics		
			Enterprise	EV / EBITDA (Lease and SBC Adj.)		Revenue Growth	EBITDA Margin	CX
Ann. Date	Acquiror	Target	Value	LTM	NFY	LTM	LTM	% Revenue
09-May-2025	Blackstone and Founders	TaskUs	$1.6	7.4x	6.7x	14%	21%	61%
01-Mar-2024	Laurent Junique	TDCX	$0.7	6.3x	8.1x	(1%)	23%	60%
10-Oct-2023	CSP Management	Startek	$0.2	5.8x	5.9x	(1%)[1]	10%[1]	n.a.
26-Apr-2023	Teleperformance	Majorel	$3.2	9.4x	9.2x	16%	15%	77%
18-Jun-2021	Sitel Group	Sykes Enterprises	$2.2	9.5x	9.7x	8%	13%	99%
28-Jun-2018	SYNNEX	Convergys	$2.8	7.9x	8.1x	(6%)	13%	n.a.
Min				**5.8x**	**5.9x**	**(6%)**	**10%**	**60%**
Mean				**7.7x**	**7.9x**	**5%**	**16%**	**83%**
Median				**7.7x**	**8.1x**	**4%**	**14%**	**88%**
Max				**9.5x**	**9.7x**	**16%**	**23%**	**100%**
JetSpeed						**2%**	**12%**	**50%**
Reference								
07-Jul-2025	Capgemini	WNS	$3.4	12.3x	11.3x	(1%)	21%	20%
30-Sep-2024	Kenneth Tuchman	TTEC (Cancelled)[2]	$1.2	5.4x	6.0x	(6%)	10%	80%

Reference Valuation (US$millions, except per share values in US$)

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
CY25E Lease and SBC Adj. EBITDA (Tango Case)	$312	6.0x - 10.0x	$1,870 - $3,117	$341 - $1,588	$1.15 - $5.34

Source: Company filings, LSEG. Note: All figures in US$, excludes share-based compensation, and shown on a pre-IFRS 16.
1. Revenue growth and EBITDA margin for CY2023E. 2. Non-binding offer withdrawn 31-Jul-2025.

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BARCLAYS

Highly Confidential 2022A 2023A 2024A 2025E 2026E 2027E 2028E 2029E 2030E CAGR 22A-24A CAGR 25E-30E CXM $362 $398 $398 $380 $364 $348 $332 n/a (3.5%) % Growth 10% - (4%) (4%) (4%) (4%) Digital Solutions $239 $282 $293 $305 $317 $330 $343 n/a 4.0% % Growth 18% 4% 4% 4% 4% 4% Other $54 $53 $53 $50 $48 $46 $44 n/a (3.5%) % Growth (3%) - (4%) (4%) (4%) (4%) Tango Revenue $428 $559 $655 $733 $744 $736 $729 $724 $719 23.7% (0.4%) % Growth 21% 31% 17% 12% 2% (1%) (1%) (1%) (1%) % Total Revenue 17% 21% 25% 26% 25% 24% 22% 21% 19% CXM $966 $915 $915 $916 $895 $866 $833 n/a (1.9%) % Growth (5%) 0% 0% (2%) (3%) (4%) Digital Solutions $193 $245 $314 $373 $445 $525 $616 n/a 20.3% % Growth 27% 28% 19% 19% 18% 17% Other $844 $896 $948 $1,082 $1,220 $1,365 $1,533 n/a 11.3% % Growth 6% 6% 14% 13% 12% 12% External Customer Revenue $2,040 $2,149 $2,003 $2,056 $2,177 $2,371 $2,560 $2,756 $2,982 (0.9%) 7.7% % Growth 11% 5% (7%) 3% 6% 9% 8% 8% 8% Revenue $2,468 $2,708 $2,658 $2,788 $2,921 $3,107 $3,289 $3,480 $3,701 3.8% 5.8% % Growth 12% 10% (2%) 5% 5% 6% 6% 6% 6% % CXM Contribution 50% 47% 45% 42% 38% 35% 31% Lease Adj. EBITDA (Pre SBC) $535 $519 $424 $312 $320 $357 $390 $414 $445 (11.0%) 7.4% % Margin 22% 19% 16% 11% 11% 12% 12% 12% 12% Other Items: Pre-Tax Pubco Savings (Included at 100%) - $4 $15 $15 $15 $15 Tax Savings (Included at $0.04/$loss) $2 $5 $5 $6 $6 $6 Capex ($125) ($113) ($120) ($123) ($125) ($131) Lease Costs ($104) ($105) ($107) ($109) ($113) ($118) Stock-Based Compensation ($1) ($10) ($17) ($21) ($23) ($23) Forecast Summary | Tango Case US$millions 10 1. Excludes PubCo savings. 2. Tax losses implied at Canadian statutory rate of 26%. (1) (2)

Highly Confidential Year Ended December 31 H2 25E 2026E 2027E 2028E 2029E 2030E Revenue $1,419 $2,921 $3,107 $3,289 $3,480 $3,701 YoY % Growth / (Decline) 5% 6% 6% 6% 6% Lease and SBC Adj. EBITDA $166 $320 $357 $390 $414 $445 % Margin 11% 12% 12% 12% 12% (-) SBC ($1) ($10) ($17) ($21) ($23) ($23) (-) Capex (65) (113) (120) (123) (125) (131) (-) Change in NWC 19 12 13 8 2 (7) (-) Other Cash Costs (31) (36) (37) (36) (35) (36) (-) Unlevered Cash Taxes (22) (60) (67) (74) (78) (85) UFCF Pre-Synergies $66 $112 $129 $144 $155 $163 Opex Synergies - - - - - - Cost to Achieve - - - - - - Tax on Opex Synergies - - - - - - Tax Loss Savings 2 5 5 6 6 6 Total Unlevered FCF $68 $116 $134 $150 $161 $170 DCF Analysis | Tango Case (No PubCo Savings) US$millions, except per share values in US$ Value Build Cash Flow Summary Sensitivity Analysis 11 Value Range Low Mid High Implied GRIP 3.5% 3.4% 3.2% WACC 10.00% 9.00% 8.00% LTM Terminal Multiple 6.0x 7.0x 8.0x PV of FCF $589 $604 $619 PV of Terminal Value 1,581 1,940 2,332 PV of Net Synergies 22 22 23 Enterprise Value $2,192 $2,566 $2,975 Net Debt ($1,529) ($1,529) ($1,529) Equity Value $663 $1,037 $1,445 F.D. Shares Outstanding 296 296 297 Equity Value per Share $2.24 $3.50 $4.87 EV / EBITDA Metric CY2025E $312 7.0x 8.2x 9.5x CY2026E $320 6.8x 8.0x 9.3x Implied Equity Value Per Share Implied GRIP WACC WACC 10.00% 9.50% 9.00% 8.50% 8.00% 10.00% 9.50% 9.00% 8.50% 8.00% 6.0x $2.24 $2.40 $2.56 $2.73 $2.91 6.0x 3.5% 3.0% 2.6% 2.1% 1.6% LTM 6.5x $2.68 $2.85 $3.03 $3.21 $3.40 LTM 6.5x 3.9% 3.5% 3.0% 2.6% 2.1% Terminal 7.0x $3.13 $3.31 $3.50 $3.69 $3.89 Terminal 7.0x 4.3% 3.9% 3.4% 3.0% 2.5% EBITDA 7.5x $3.57 $3.76 $3.96 $4.17 $4.38 EBITDA 7.5x 4.7% 4.2% 3.8% 3.3% 2.8% Multiple 8.0x $4.01 $4.22 $4.43 $4.64 $4.87 Multiple 8.0x 5.0% 4.6% 4.1% 3.6% 3.2% (1) Note: Figures in US$mm and share prices in US$ unless otherwise noted. Valuation date of 30-Jun-25. 1. Lease and SBC Adj. EBITDA includes lease cost and excludes share-based compensation. 2. Value of utilization of Canadian non-capital losses is ascribed at $0.04 per dollar of tax loss. (2) (1)

Highly Confidential Year Ended December 31 H2 25E 2026E 2027E 2028E 2029E 2030E Revenue $1,419 $2,921 $3,107 $3,289 $3,480 $3,701 YoY % Growth / (Decline) 5% 6% 6% 6% 6% Lease and SBC Adj. EBITDA $166 $320 $357 $390 $414 $445 % Margin 11% 12% 12% 12% 12% (-) SBC ($1) ($10) ($17) ($21) ($23) ($23) (-) Capex (65) (113) (120) (123) (125) (131) (-) Change in NWC 19 12 13 8 2 (7) (-) Other Cash Costs (31) (36) (37) (36) (35) (36) (-) Unlevered Cash Taxes (22) (60) (67) (74) (78) (85) UFCF Pre-Synergies $66 $112 $129 $144 $155 $163 Opex Synergies $4 $8 $15 $15 $15 $15 Cost to Achieve (4) (4) - - - - Tax on Opex Synergies - (1) (6) (6) (6) (6) Tax Loss Savings 2 5 5 6 6 6 Total Unlevered FCF $68 $119 $144 $159 $171 $179 DCF Analysis | Tango Case (100% PubCo Savings) US$millions, except per share values in US$ Value Build Cash Flow Summary Sensitivity Analysis 12 Value Range Low Mid High Implied GRIP 3.3% 3.3% 3.0% WACC 10.00% 9.00% 8.00% LTM Terminal Multiple 6.0x 7.0x 8.0x PV of FCF $589 $604 $619 PV of Terminal Value 1,578 1,936 2,328 PV of Net Synergies 107 122 137 Enterprise Value $2,275 $2,662 $3,084 Net Debt ($1,529) ($1,529) ($1,529) Equity Value $746 $1,133 $1,555 F.D. Shares Outstanding 296 297 297 Equity Value per Share $2.52 $3.82 $5.23 EV / EBITDA Metric CY2025E $312 7.3x 8.5x 9.9x CY2026E $320 7.1x 8.3x 9.6x Implied Equity Value Per Share Implied GRIP WACC WACC 10.00% 9.50% 9.00% 8.50% 8.00% 10.00% 9.50% 9.00% 8.50% 8.00% 6.0x $2.52 $2.68 $2.85 $3.03 $3.21 6.0x 3.3% 2.9% 2.4% 1.9% 1.5% LTM 6.5x $2.98 $3.15 $3.34 $3.53 $3.72 LTM 6.5x 3.8% 3.3% 2.9% 2.4% 2.0% Terminal 7.0x $3.43 $3.63 $3.82 $4.02 $4.23 Terminal 7.0x 4.2% 3.8% 3.3% 2.8% 2.4% EBITDA 7.5x $3.89 $4.09 $4.30 $4.51 $4.73 EBITDA 7.5x 4.6% 4.1% 3.7% 3.2% 2.7% Multiple 8.0x $4.35 $4.56 $4.78 $5.00 $5.23 Multiple 8.0x 4.9% 4.4% 4.0% 3.5% 3.0% (1) Note: Figures in US$mm and share prices in US$ unless otherwise noted. Valuation date of 30-Jun-25. 1. Lease and SBC Adj. EBITDA includes lease cost and excludes share-based compensation. 2. Assumes synergies of US$15mm per annum of public company cost savings (0.5x cost to achieve). 3. Value of utilization of Canadian non-capital losses is ascribed at $0.04 per dollar of tax loss. (2) (2) (3) (1)

Highly Confidential Disclaimer 13 This document has been prepared by Barclays Capital Inc. (“Barclays”) for information purposes only. This document is confidential and is for the intended recipient and cannot be redistributed, published, reproduced or disclosed, in whole or in part, without the prior written permission from Barclays. Moreover, any information provided herein was not prepared for or intended for use by any individual for personal, family or household purposes. This document is an indicative summary of the terms and conditions of the securities/corporate transaction described herein and may be amended, superseded or replaced by subsequent summaries and is not intended to be used for any personal, family or household purpose. The final terms and conditions and any applicable risk factors of the securities/corporate transaction will be set out in full in the applicable offering document(s) or binding transaction document(s). 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